Exhibit 10.3

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SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Second Amendment to Registration Rights Agreement (the “Second Amendment”) is made and entered into as of August 10, 2015, by and among Synthetic Biologics, Inc., a Nevada corporation, previously known as Adeona Pharmaceuticals, Inc. (the “Company”), and Intrexon Corporation, a Virginia corporation (“Intrexon”) to amend the Registration Rights Agreement dated December 5, 2011, by and among the Company and Intrexon (the “Registration Rights Agreement”).

WHEREAS, the Company and Intrexon entered into the Registration Rights Agreement and that certain Stock Purchase Agreement between the Company and Intrexon dated as of November 18, 2011 (the “Purchase Agreement”) in connection with their execution and delivery of that certain Exclusive Channel Collaboration Agreement dated November 18, 2011, for the development and commercialization of products for the treatment of pulmonary arterial hypertension (the “PAH ECC”);

WHEREAS, on August 6, 2012 concurrently Company and Intrexon executed a Stock Issuance Agreement (the “Issuance Agreement”), an exclusive channel collaboration agreement with respect to the development and commercialization of products based on exogenous recombinant human antibodies for the treatment of certain toxins and infectious diseases (the “mAb ECC”), and a First Amendment to the Registration Rights Agreement (the “First Amendment”) which First Amendment amended the terms of the Registration Rights Agreement;

WHEREAS, concurrently on August 10, 2015 Company and Intrexon executed a Stock Issuance Agreement (the “Second Issuance Agreement”) and an exclusive channel collaboration agreement with respect to the development and commercialization of certain products for the treatment of phenylketonuria (the “PKU ECC”), and pursuant to the Second Issuance Agreement Company and Intrexon agreed to executed a further amendment to the Registration Rights Agreement (as previously amended by the First Amendment);

WHEREAS, now pursuant to the terms of the Second Issuance Agreement and the PKU ECC, the Company will issue and sell to Intrexon, upon Intrexon’s request to the Company, certain shares of the Company’s common stock in exchange for rights to certain technology of Intrexon;

THEREFORE, the Company and Intrexon hereby agree to further amend the Registration Rights Agreement (after giving full effect to the First Amendment) as follows:

1.           The following defined terms shall be added to Section 1:

(a)        “Clinical Milestone Shares” shall have the meaning set forth in the Second Issuance Agreement.

(b)        “PKU Technology Access Fee Shares” shall have the meaning set forth in the Second Issuance Agreement.

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(c)        “Second Issuance Agreement” shall mean that certain Stock Issuance Agreement, dated August 10, 2015, by and between the Company and Intrexon.

2.           The definition of “Filing Date” shall be amended and replaced in its entirety with the following:

(a)        “Filing Date” means, (i) with respect to the First Tranche Shares, April 4, 2012; (ii) with respect to the Second Tranche Shares, the Technology Access Fee Shares, the IND Milestone Shares, the Approval Milestone Shares, and the Field Expansion Shares, April 30, 2013; (iii) with respect to the PKU Technology Access Fee Shares, 120 days from the date of issuance of the PKU Technology Access Fee Shares; and (iv) with respect to the Clinical Milestone Shares, 120 days from each respective issuance of Clinical Milestone Shares per the terms of the Second Issuance Agreement.

3.           The definition of “Registrable Securities” shall be amended and replaced in its entirety with the following:

(a)        “Registrable Securities” means the First Tranche Shares and Second Tranche Shares (as such terms are defined in the Purchase Agreement), the Technology Access Fee Shares, the IND Milestone Shares, the Approval Milestone Shares, and the Field Expansion Shares (as such terms are defined in the Issuance Agreement), and the PKU Technology Access Fee Shares and the Clinical Milestone Shares (as such terms are defined in the Second Issuance Agreement) issued or issuable to Intrexon and any securities issued with respect to, or in exchange for or in replacement of such shares of Common Stock upon any stock split, stock dividend, recapitalization, subdivision, merger or similar event; provided, however, that the applicable Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided further that such securities shall no longer be deemed Registrable Securities if such securities have been sold pursuant to a Registration Statement, or (ii) such shares have been sold in compliance with Rule 144 or all such shares may be sold without limitation pursuant to Rule 144.

4.           Subsection (b) of Section 7 shall be amended and replaced in its entirety with the following:

(a)        Entire Agreement; Amendment. This Agreement, the Purchase Agreement, the Issuance Agreement, and the Second Issuance Agreement contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, in the Purchase Agreement, in the Issuance Agreement, or in the Second Issuance Agreement, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Holders of at least a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 7(b) shall be binding upon each Holder (and their permitted assigns) and the Company.

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5.           All other provisions of the Registration Rights Agreement, as previously amended by the First Amendment, shall remain in effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Registration Rights Agreement to be duly executed by their respective authorized officers as of the date first above written.

SYNTHETIC BIOLOGICS, INC.

By:	/s/ Jeffrey Riley
Name: Jeffrey Riley
Title: Chief Executive Officer, President, and Director

INTREXON CORPORATION

By:	/s/Donald P. Lehr
Name: Donald P. Lehr
Title: Chief Legal Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO REGISTRATION

RIGHTS AGREEMENT

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